Exhibit 99.1

TEXAS PACIFIC LAND CORPORATION ANNOUNCES THIRD QUARTER 2023 RESULTS
Earnings Call to be held 7:30 am CT on Thursday, November 2, 2023
DALLAS, TX (November 1, 2023) – Texas Pacific Land Corporation (NYSE: TPL) (the “Company” or "TPL") today announced its financial and operating results for the third quarter of 2023.
Third Quarter 2023 Highlights
•Net income of $105.6 million, or $13.74 per share (diluted)

•Revenues of $158.0 million

•Adjusted EBITDA(1) of $141.0 million

•Free cash flow (1) of $106.1 million

•Royalty production of 21.8 thousand barrels of oil equivalent per day

•$5.9 million of common stock repurchases

•Quarterly cash dividend of $3.25 per share paid on September 15, 2023

•As of September 30, 2023, TPL's royalty acreage had an estimated 6.7 net well permits, 7.9 net drilled but uncompleted wells, 5.2 net completed wells, and 62.8 net producing wells.

Nine Months Ended September 30, 2023 Highlights

•Net income of $292.5 million, or $38.04 per share (diluted)

•Revenues of $464.9 million

•Adjusted EBITDA(1) of $390.5 million

•Free Cash Flow(1) of $299.2 million

•Royalty production of 22.6 thousand barrels of oil equivalent per day

•$32.2 million of common stock repurchases

•$75.0 million of total cash dividends paid during 2023 (comprised of $9.75 per share in regular dividends)

(1) Reconciliations of Non-GAAP measures are provided in the tables below.

“With improving oil and gas prices and continued performance across our surface and water assets, third quarter 2023 represents another period of strong free cash flow generation,” said Tyler Glover, Chief Executive Officer of the Company. “Although recent oil and gas production volumes may have been impacted by reports of infrastructure challenges over the summer and turned-to-sales timing from greater co-completion developments, our outlook remains robust for Permian development. For this most recent quarter, new permit and new spud activity increased materially from the prior sequential quarter. With a strong well inventory backlog, over 50 rigs operating on TPL royalty acreage, and a supportive commodity price backdrop in the current environment, we continue to believe that underlying fundamentals reinforce a very positive trajectory for TPL’s business.”

Financial Results for the Third Quarter of 2023

The Company reported net income of $105.6 million for the third quarter of 2023 compared to net income of $129.8 million for the third quarter of 2022.

Total revenues for the third quarter of 2023 were $158.0 million compared to $191.1 million for the third quarter of 2022. Oil and gas royalty revenue decreased $43.2 million due to lower average commodity prices and lower production volumes in the third quarter of 2023 compared to the third quarter of 2022. The average realized price was $45.41 per barrel of oil equivalent (“Boe”) in the third quarter of 2023 versus $63.42 per Boe in the third quarter of 2022. The Company's share of production was 21.8 thousand Boe per day for the third quarter of 2023 versus 23.4 thousand Boe per day for the same period of 2022. The decrease in oil and gas royalty revenue was partially offset by an increase of $4.1 million in easements and other surface-related income and a combined increase of $3.7 million in water sales and produced water royalties. TPL's revenue streams are directly impacted by commodity prices and development and operating decisions made by our customers and vary as the pace of development and oil demand varies.

Total operating expenses of $31.0 million for the third quarter of 2023 increased $2.0 million compared to the same period of 2022. The change in operating expenses is principally related to an increase in water service-related expenses resulting from increased water sales activity during the third quarter of 2023 compared to the same period of 2022.

Financial Results for the Nine Months Ended September 30, 2023

The Company reported net income of $292.5 million for the nine months ended September 30, 2023, a decrease of 15.6% compared to net income of $346.6 million for the nine months ended September 30, 2022.

Total revenues decreased $49.8 million for the nine months ended September 30, 2023 compared to the same period of 2022. Oil and gas royalty revenue of $258.6 million for the nine months ended September 30, 2023 include approximately $8.7 million related to an ongoing arbitration between TPL and an operator with respect to underpayment of oil and gas royalties resulting from improper deductions of post-production costs by the operator for periods before and through April 2022 (the “$8.7 Million Stipulation”). Excluding the impact of the $8.7 Million Stipulation, oil and gas royalty revenue decreased $105.8 million compared to the same period of 2022. The Company's share of production was approximately 22.6 thousand Boe per day for the nine months ended September 30, 2023 versus 21.3 thousand Boe per day for the same period of 2022. The average realized price was $42.49 per Boe for the nine months ended September 30, 2023 versus $63.93 per Boe for the same period of 2022. The decrease in oil and gas royalty revenue was partially offset by a combined increase of $29.4 million in water sales and produced water royalties and an increase of $14.6 million in easements and other surface-related income. TPL's revenue streams are directly impacted by commodity prices and development and operating decisions made by our customers and vary as the pace of development and oil demand varies.

Total operating expenses of $112.7 million for the nine months ended September 30, 2023 increased $36.1 million compared to the same period of 2022. The change in operating expenses is principally related to increases in legal and professional fees and water service-related expenses during the nine months ended September 30, 2023 compared to the same period of 2022.

Quarterly Dividend Declared

On October 31, 2023, the Board declared a quarterly cash dividend of $3.25 per share, payable on December 15, 2023 to stockholders of record at the close of business on December 1, 2023.

Conference Call and Webcast Information

The Company will hold a conference call on Thursday, November 2, 2023 at 7:30 a.m. Central Time to discuss third quarter 2023 results. A live webcast of the conference call will be available on the Investors section of the Company’s website at http://www.TexasPacific.com. To listen to the live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register and install any necessary audio software.

The conference call can also be accessed by dialing 1-877-407-4018 or 1-201-689-8471. The telephone replay can be accessed by dialing 1-844-512-2921 or 1-412-317-6671 and providing the conference ID# 13741100. The telephone replay will be available starting shortly after the call through November 16, 2023.

About Texas Pacific Land Corporation

Texas Pacific Land Corporation is one of the largest landowners in the State of Texas with approximately 868,000 acres of land in West Texas, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its surface and royalty ownership provide revenue opportunities throughout the life cycle of a well. These revenue opportunities include fixed fee payments for use of our land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and/or treated produced water, revenue from our oil and gas royalty interests, and revenues related to saltwater disposal on our land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases and temporary permits related to a variety of land uses including midstream infrastructure projects and hydrocarbon processing facilities.

Visit TPL at http://www.TexasPacific.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on TPL’s beliefs, as well as assumptions made by, and information currently available to, TPL, and therefore involve risks and uncertainties that are difficult to predict. Generally, future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” and the words “believe,” “anticipate,” “continue,” “intend,” “expect” and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, references to strategies, plans, objectives, expectations, intentions, assumptions, future operations and prospects and other statements that are not historical facts. You should not place undue reliance on forward-looking statements. Although TPL believes that plans, intentions and expectations reflected in or suggested by any forward-looking statements made herein are reasonable, TPL may be unable to achieve such plans, intentions or expectations and actual results, and performance or achievements may vary materially and adversely from those envisaged in this news release due to a number of factors including, but not limited to: the initiation or outcome of potential litigation; and any changes in general economic and/or industry specific conditions. These risks, as well as other risks associated with TPL are also more fully discussed in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You can access TPL’s filings with the SEC through the SEC website at http://www.sec.gov and TPL strongly encourages you to do so. Except as required by applicable law, TPL undertakes no obligation to update any forward-looking statements or other statements herein for revisions or changes after this communication is made.

Contact:

Investor Relations
IR@TexasPacific.com

FINANCIAL AND OPERATIONAL RESULTS
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Company's share of production volumes(1) (2):
Oil (MBbls)	850	928	2,642	2,538
Natural gas (MMcf)	3,316	3,582	10,405	9,773
NGL (MBbls)	606	626	1,784	1,660
Equivalents (MBoe)	2,009	2,151	6,160	5,827
Equivalents per day (MBoe/d)	21.8	23.4	22.6	21.3

Oil and gas royalty revenue (in thousands) (2):
Oil royalties	$66,892	$83,374	$193,969	$239,021
Natural gas royalties	8,479	26,362	23,210	60,187
NGL royalties	11,731	20,562	32,800	56,530
Total oil and gas royalties	$87,102	$130,298	$249,979	$355,738

Realized prices (2):
Oil ($/Bbl)	$82.45	$94.03	$76.88	$98.62
Natural gas ($/Mcf)	$2.76	$7.96	$2.41	$6.66
NGL ($/Bbl)	$20.91	$35.51	$19.88	$36.81
Equivalents ($/Boe)	$45.41	$63.42	$42.49	$63.93

(1)	Term	Definition
	Bbl	One stock tank barrel of 42 U.S. gallons liquid volume used herein in reference to crude oil, condensate or NGLs.
	MBbls	One thousand barrels of crude oil, condensate or NGLs.
	MBoe	One thousand Boe.
	MBoe/d	One thousand Boe per day.
	Mcf	One thousand cubic feet of natural gas.
	MMcf	One million cubic feet of natural gas.
	NGL	Natural gas liquids. Hydrocarbons found in natural gas that may be extracted as liquefied petroleum gas and natural gasoline.

(2)	The metrics provided exclude the impact of the $8.7 Million Stipulation discussed above.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except share and per share amounts) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Oil and gas royalties	$87,102	$130,298	$258,644	$355,738
Water sales	26,422	24,426	85,799	65,518
Produced water royalties	20,849	19,129	61,824	52,668
Easements and other surface-related income	18,188	14,129	51,865	37,311
Land sales and other operating revenue	5,406	3,129	6,806	3,481
Total revenues	157,967	191,111	464,938	514,716

Expenses:
Salaries and related employee expenses	11,499	10,697	32,688	29,670
Water service-related expenses	8,553	6,348	24,496	13,045
General and administrative expenses	3,903	3,120	10,787	9,761
Legal and professional fees	1,689	2,106	28,471	4,988
Ad valorem and other taxes	1,781	2,868	5,425	6,953
Depreciation, depletion and amortization	3,584	3,917	10,881	12,223
Total operating expenses	31,009	29,056	112,748	76,640

Operating income	126,958	162,055	352,190	438,076

Other income, net	7,979	1,920	20,239	2,626
Income before income taxes	134,937	163,975	372,429	440,702
Income tax expense	29,363	34,138	79,894	94,071
Net income	$105,574	$129,837	$292,535	$346,631

Net income per share of common stock
Basic	$13.75	$16.83	$38.07	$44.84
Diluted	$13.74	$16.82	$38.04	$44.82

Weighted average number of shares of common stock outstanding
Basic	7,675,521	7,714,796	7,684,691	7,729,866
Diluted	7,681,774	7,720,221	7,690,985	7,733,505

SEGMENT OPERATING RESULTS
(dollars in thousands) (unaudited)

	Three Months Ended September 30,
	2023		2022
Revenues:
Land and resource management:
Oil and gas royalties	$87,102	56%	$130,298	68%
Easements and other surface-related income	17,425	11%	13,788	7%
Land sales and other operating revenue	5,406	3%	3,129	2%
Total land and resource management revenue	109,933	70%	147,215	77%

Water services and operations:
Water sales	26,422	17%	24,426	13%
Produced water royalties	20,849	13%	19,129	10%
Easements and other surface-related income	763	—%	341	—%
Total water services and operations revenue	48,034	30%	43,896	23%
Total consolidated revenues	$157,967	100%	$191,111	100%

Net income:
Land and resource management	$82,884	79%	$108,188	83%
Water services and operations	22,690	21%	21,649	17%
Total consolidated net income	$105,574	100%	$129,837	100%

	Nine Months Ended September 30,
	2023		2022
Revenues:
Land and resource management:
Oil and gas royalties	$258,644	56%	$355,738	69%
Easements and other surface-related income	49,826	11%	34,728	7%
Land sales and other operating revenue	6,806	1%	3,481	1%
Total land and resource management revenue	315,276	68%	393,947	77%

Water services and operations:
Water sales	85,799	19%	65,518	13%
Produced water royalties	61,824	13%	52,668	10%
Easements and other surface-related income	2,039	—%	2,583	—%
Total water services and operations revenue	149,662	32%	120,769	23%
Total consolidated revenues	$464,938	100%	$514,716	100%

Net income:
Land and resource management	$217,860	74%	$285,418	82%
Water services and operations	74,675	26%	61,213	18%
Total consolidated net income	$292,535	100%	$346,631	100%

NON-GAAP PERFORMANCE MEASURES AND DEFINITIONS

In addition to amounts presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we also present certain supplemental non-GAAP performance measurements. These measurements are not to be considered more relevant or accurate than the measurements presented in accordance with GAAP. In compliance with the requirements of the SEC, our non-GAAP measurements are reconciled to net income, the most directly comparable GAAP performance measure. For all non-GAAP measurements, neither the SEC nor any other regulatory body has passed judgment on these non-GAAP measurements.

EBITDA, Adjusted EBITDA and Free Cash Flow

EBITDA is a non-GAAP financial measurement of earnings before interest, taxes, depreciation, depletion and amortization. Its purpose is to highlight earnings without finance, taxes, and depreciation, depletion and amortization expense, and its use is limited to specialized analysis. We calculate Adjusted EBITDA as EBITDA excluding employee share-based compensation. Its purpose is to highlight earnings without non-cash activity such as share-based compensation and/or other non-recurring or unusual items. We calculate Free Cash Flow as Adjusted EBITDA less current income tax expense and capital expenditures. Its purpose is to provide an additional measure of operating performance. We have presented EBITDA, Adjusted EBITDA and Free Cash Flow because we believe that these metrics are useful supplements to net income in analyzing the Company's operating performance. Our definitions of Adjusted EBITDA and Free Cash Flow may differ from computations of similarly titled measures of other companies.

The following table presents a reconciliation of net income to EBITDA, Adjusted EBITDA and Free Cash Flow for the three and nine months ended September 30, 2023 and 2022 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income	$105,574	$129,837	$292,535	$346,631
Add:
Income tax expense	29,363	34,138	79,894	94,071
Depreciation, depletion and amortization	3,584	3,917	10,881	12,223
EBITDA	138,521	167,892	383,310	452,925
Add:
Employee share-based compensation	2,502	1,910	7,217	4,989
Adjusted EBITDA	141,023	169,802	390,527	457,914
Less:
Current income tax expense	(29,724)	(34,024)	(80,928)	(94,911)
Capital expenditures	(5,243)	(1,808)	(10,387)	(12,155)
Free Cash Flow	$106,056	$133,970	$299,212	$350,848